CREDIT TRANSACTION AGREEMENT

To : Youngnam Merchant Banking Corp.

In connection with discount of notes and other credit transactions with you, we agree to comply with the following provisions :

Article 1 (Applicability)
-------------------------

(1) We agree to comply with this Agreement in performing our obligations incurred or to be incurred by us in connection with discount of our notes and other credit transactions.

(2) We agree to perform our obligations in compliance with the terms of this agreement in the event you obtain from third parties notes or checks issued, endorsed, accepted or guaranteed by us.

Article 2 (Limit of Credit)
---------------------------

(1) The total amount of credit to be provided by you in the form of discount of notes and other credit facility shall not exceed Won. We understand that you may reduce this amount when your circumstances require you to do so.

(2) You may cancel this Agreement without any notice when we fall under the provisions of Article 7(1) or (2) of the standard Credit transaction Rules.

Article 3 (Cumulative Obligations)
----------------------------------

           In the event we provide you with notes or checks issued, endorsed, accepted or guaranteed by us in order to secure our performance of our obligations under this Agreement, you may exercise your rights based on either the notes or checks or the underlying obligations.

Article 4 (Interest : Discount Fee : Penalty)
---------------------------------------------

(1) We agree to pay interest, discount fees and penalties at the rate, period and calculation method as established by you.

(2) In the event of our default, we agree to pay penalties at the rate of 19.0 % per year. (3) In the event collection of interest is needed at a different place than your office, we agree to pay in advance interest for the period between maturity date and the actual payment. We also agree to pay penalties at the rate of 19.0 % per year for late payments due to mail accident or delay or intentional or negligent delays caused by the payer or payer's bank.

Article 5 (Ancillary Obligations)
---------------------------------

(1) We agree to make advance payments for fees necessary for note discount or other credit transactions upon your demand.

(2) If you pay the fees on our behalf, we agree to pay you interest on the amount of money paid by you.

Article 6 (Collateral)
----------------------

(1) To secure our payment hereunder, we agree to deliver to you promissory notes or checks with blank amount, issue date and due date with power of attorney granting you the authority to fill out the blanks.

(2) In the event of our default, you may fill out the blanks not to exceed Won and enforce your rights therein.

(3) If it is necessary to preserve your security interest, we agree to provide or replace guarantor(s) or provide other collateral approved by you.

Article 7 (Acceleration)
------------------------

(1) The maturity of my debt will be accelerated without any notice in the event:

1.       We fail to pay you the whole or part of our debt on time, or

2.       The clearing house suspends this transaction, or

3.       We make a stop payment, or

4. An application for writ of execution, preliminary injunction or sheriff's sale is made against us, or

5. Bankruptcy or reorganization if filed or dissolution proceeding is instituted, or

6. We receive notice of failure to pay taxes or other assessments or tax warrant is issued against us.

(2) Further, the following will also accelerate the maturity of our debt, in which event we agree to repay the entire debt immediately :

1.       Failure to perform all or any part of other obligations.

2.       Guarantor's default as provided in Article 7 (1) above.

Article 8 (Repurchase of discounted Notes)
------------------------------------------

(1) In the event of default by us or by the payor of the discounted note as provided in article 7 (1) above, we shall be obligated to repurchase the mote for its face amount and we agree to immediately pay the said amount.

(2) Until our payment as set forth in Article 8 (1) above, you shall have the right exercise all rights as the holder of the note.

Article 9 (Setoff)
------------------

(1) In the event we are obligated to perform our obligations or reasons enumerated in articles 8 and 9 above, you have the right to offset any of your credits with our debts regardless of the maturity thereof.

(2) In the event of setoff, we agree to pay you interest, discount fee and penalty until the day of setoff at the rate established by you.

Article 10 (presentment : Delivery)
-----------------------------------

(1) In the event of setoff, you are not obligated to return the note or check to us. Rather, we agree to pick up the note or check at you office.

(2) In the event of setoff, you do not need to present or deliver the note or check if ;

1.       you cannot locate us, or

2.       the place of payment if your office, or

3.       it is difficult to deliver the note or check, or

4. it is not practical to present the note or check for the purpose of collection of otherwise.

(3) In the event of setoff, we agree to immediately return to you notes issued by you or other instruments evidencing you debt.

(4) If there is a co-debtor on the note, you may continue to hold the note and collect the balance of the debt remaining after the setoff.

Article 11 (Order of Satisfaction)
----------------------------------

           In the event our payment or the setoff as provided in Article 9 above is not sufficient to satisfy our debt, you have the right to apply our payment in any order or method convenient for you.

Article 12 (Risk of Loss; Indemnity)
-------------------------------------

(1) In the event the note or check issued, endorsed, accepted or guaranteed by us or other instrument delivered to you is lost, destroyed or damaged due to unavoidable reasons like calamity, disaster or accident during transportation, we nevertheless agree to make the necessary payments in reliance on your books or other records and to deliver to your replacement note or instrument. We waive claims against you for any damages that we may incur as a result thereof..

(2) Even if your rights on the note or check should lapse because the note or check issued, endorsed, accepted or guaranteed by us is determined void due to lack of necessary requisites or invalidating entries or due to procedural defects in preserving your rights, we agree that we are still indebted to you in the face amount of the note or check as our loan from you.

(3) To the extent that you have exercised reasonable care in comparing the seals on the note, check or other instrument with the seal registered with you, you will not be liable for any loss caused by forgery, alteration or theft and we agree to take full responsibility as is written on the note, check or other instrument.

(4) Any and all fees and expenses expended to enforce or preserve your rights against us or to collect form or otherwise dispose of the collateral shall be borne by us.

Article 13 (Notice of Changes)
------------------------------

(1) We agree to immediately notify you in writing of any change of our seal, name, trade name, representative, address,

(2) We will be solely responsible for any losses or damages caused by our neglect of notice and we agree to indemnify you from and against any claims in this regard.

Article 14 (Report and Inspection)
----------------------------------

(1) We agree to file a report on our assets, management and status of business upon your demand and to provide you with access to our records, factory, business premises, etc. for your inspection.

(2) We agree to immediately notify you of any important changes, whether actual or possible changes, in our assets, management or status of business regardless of your demand.

Article 15 (Jurisdiction)
-------------------------

           Any legal proceedings arising out of this transaction shall be filed to the court having jurisdiction over your place of business.

Article 18 (Rights Cumulative)
------------------------------

           Your failure to exercise your rights under this Agreement shall not be construed as waiver of other rights you may have under this Agreement.

Article 19 (Liabilities of Guarantor)
-------------------------------------

(1) Guarantor agrees to comply with all the terms and conditions of this Agreement and agrees to be liable, jointly and severally with us, for principal debt in the amount of Won together with interest, penalty and all other ancillary fees.

(2) Guarantor agrees to provide or replace collateral or other security upon your demand.

(3) Guarantor agrees not to exercise his right of subrogation while the transaction between you and the borrower is in effect. Guarantor further agrees to subordinate his rights to your rights and to transfer his right to you without compensation when requested by you.

(4) Guarantor's obligations herein shall not be affected even if the guarantor has previously provided you or will provide you with another guarantee with respect to the same borrower

Article 18 (Term)
-----------------

(1) This Agreement shall remain in effect until the day of January 18, 2001. This Agreement shall be automatically extended for an additional year unless you notify us otherwise one(1) month prior to its expiration.

(2) Notwithstanding the provision of Article 18 (1) above. Any outstanding obligations of us shall survive the termination of this Agreement.

Dated : January 18, 2000

Borrower : NewState Capital Co., Ltd.
           826-24 Yoksam-Dong
           Kangnam-Gu, Seoul
      By : Byung Ki Kim, President
           (Corporate sea; affixed)

Guarantor : Byung Ki Kim
            Kangnam-Gu, Seoul
       By : Byung Ki Kim, President
            (Signed)

(1) This Agreement shall remain in effect until the day of July 12, 2000.This Agreement shall be automatically extended for an additional year unless you notify us otherwise one(1) month prior to its expiration.